UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2005

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Texas	333-62216	74--3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1116 S. OLD TEMPLE ROAD
LORENA, TEXAS 76655
(Address of principal executive offices / Zip Code)

512-583-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 24, 2005, David Cooper, Director, President and Chief Medical Officer of the Company, voluntarily resigned as Director, President and Chief Medical Officer to pursue other interests. There was no disagreement between Dr. Cooper and the Company regarding any matter relating to Company’s operations, policies or practices.

(d) On October 25, 2005, the Company announced the election of its first outside director, William Quirk, effective as of October 25, 2005, to fill the vacancy that was created by the resignation of Dr. Cooper. There are no arrangements or understandings between Mr. Quirk and any other persons pursuant to which Mr. Quirk was selected as a director of the Company. Mr. Quirk is a private investor who purchased a significant equity stake in the company in its successful private placement in July 2005.  Since December 31, 2004, Mr. Quirk does not have or propose to have any transaction or series of transactions to which the Company or any of its subsidiaries was or is to be a party where the amount involved exceeds $60,000 and in which he had or will have a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: October 28, 2005	By:/s/ Stephen Barnhill
Stephen Barnhill
Chief Executive Officer

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